SCHEDULE 14A INFORMATION
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PERFORMANT FINANCIAL CORPORATION
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Performant Financial Corporation
333 North Canyons Parkway
Livermore, California 94551

SUPPLEMENT DATED MAY 16, 2019 TO
NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT
DATED APRIL 24, 2019
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 4, 2019

This Supplement provides updated information with respect to the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Performant Financial Corporation (the “Company”), to be held on Tuesday, June 4, 2019. This Supplement, which describes the resignation of a director nominated for election at the Annual Meeting and the addition of a new director not up for election should be read in conjunction with the Proxy Statement.

Change in Director Nominated for Election

On May 8, 2019, after the filing of the Proxy Statement, Mr. Brian Golson gave us notice that he was resigning from membership on our Board of Directors (“Board”) effective immediately and was also withdrawing from nomination for re-election to the Board at the Annual Meeting. As a result, Mr. Golson’s name has been withdrawn from nomination for re-election to the Board.

Change in Directors Not Standing for Election

Also on May 8, 2019, the Board elected Mr. Jeffrey S. Stein as a new director. Mr. Stein was elected to serve as one of the Board’s Class II directors, whose members’ terms expire at the Company’s annual meeting to be held in 2020.

Business Experience of Mr. Stein

Mr. Stein served as a member of the Board from January 2004 to February 2014. Since September 2002, Mr. Stein has served as the Executive in Residence at Parthenon Capital Partners (“Parthenon”). Prior to joining Parthenon, Mr. Stein was a Partner at Watermill Ventures, a Boston-based private buyout firm acquiring middle market companies in transition. Mr. Stein received a Bachelor's degree in Accounting from Boston College Carroll School of Management. Mr. Stein's financial and accounting expertise provides valuable insight for the members of the Board.

Director Independence

The Board has determined that Mr. Stein satisfies the independence criteria set forth in the corporate governance listing standards of NASDAQ.

Stock Ownership

The following table supplements the table set forth under the heading “Security Ownership of Certain Beneficial Owners and Management” in the Proxy Statement and describes as of the date of this Supplement the beneficial ownership of the Company’s common stock held by Mr. Stein. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

Name of Beneficial Owner	Shares Beneficially Owned
	Number (1)	Percentage
Executive Officers and Directors:
Jeffrey S. Stein (2)	35,306	*
________________

(1)
Unless otherwise indicated, includes shares owned by a spouse, minor children and relatives sharing the same home, as well as entities owned or controlled by the named person. Unless otherwise noted, shares are owned of record and beneficially by the named person.

(2)	The address for Mr. Stein is c/o Parthenon Capital Partners, One Federal Street, 21st Floor, Boston, Massachusetts 02110

Voting Matters

Because the change in directors described in this Supplement relates to a resignation of one of the two directors previously nominated for election at the Annual Meeting, none of the agenda items presented in the Notice and Proxy Statement are affected by this Supplement. This change does not affect the Board’s nomination of the remaining candidate for election as a director at the Annual Meeting. Notwithstanding Mr. Golson’s resignation, the proxy card and voting instruction forms distributed or presented online with the Proxy Statement remain valid, and the Company will not distribute new voting instructions or proxy cards. If you have already voted your shares via the internet, telephone, or by returning your proxy card or voting instruction form, you do not need to take any action unless you wish to change your vote. Shares already voted by proxy will remain valid and will be voted at the Annual Meeting unless revoked, with all shares that have already been voted or will be voted for Mr. Golson to be disregarded.